Exhibit 99.1

Wilmington Trust to Merge with M&T Bank Corporation

M&T Gains Leading Market Share in Delaware,
Adds to Strong Mid-Atlantic Franchise

Combined Company Leverages Wilmington Trust’s
Highly Regarded Wealth Management and Corporate Client Capabilities

BUFFALO, NEW YORK and WILMINGTON, DELAWARE, November 1, 2010 — M&T Bank Corporation (NYSE:MTB)("M&T") and Wilmington Trust Corporation (NYSE:WL)("Wilmington Trust") announced jointly today that they have entered into a definitive agreement under which Wilmington Trust will merge with M&T, forming one of the largest and strongest banks in the eastern United States, a national leader in wealth management and a premier global provider of financial services to corporate clients.

Under the terms of the merger agreement, Wilmington Trust common shareholders will receive 0.051372 shares of M&T common stock in exchange for each share of Wilmington Trust common stock they own in a stock-for-stock transaction valued at approximately $351 million that is expected to close by mid-year 2011.

Headquartered in Buffalo, NY, M&T has $68.2 billion in assets, and has extensive operations in the Mid-Atlantic Region.  Wilmington Trust, based in Wilmington, DE, has $10.4 billion in assets.

"This strategic partnership brings together two institutions that share many common values, and that operate several distinct but complementary lines of business," said M&T Chairman and CEO, Robert G. Wilmers.  "By leveraging the combined strengths of both organizations, we are building an even more powerful franchise with strength and stability, scale and density and top-of-class products and services."

Donald E. Foley, Chairman and CEO of Wilmington Trust said, "Wilmington Trust today has two very strong fee-based businesses that continue to perform well.  However, as our third quarter earnings announcement shows, we continue to face difficult financial realities associated with the credit quality of the loan portfolio in our banking business.  As a result, our Board examined a range of strategic alternatives and has held discussions with several potential partners.  After careful study, the Board, advised by its lead financial adviser Lazard Freres & Co., LLC, concluded that our merger with M&T is the best available option for our stockholders and also serves the interests of our clients and almost 3,000 staff members. In M&T, Wilmington Trust has found a partner with complementary businesses, a strong financial foundation and an outstanding reputation.  Our merger will allow us to build on our many strengths and preserve our commitment to clients and the Delaware community."

Leading Community Banking Franchise

Its merger with Wilmington Trust will extend M&T's community banking franchise, and add to its market-leading positions in Upstate New York, Central Pennsylvania and the Mid-Atlantic region.  M&T will acquire 48 branch locations in Delaware and 225 ATMs, and there is no overlap between branch networks.  Following completion of the merger, M&T will operate approximately 800 branches and 2,000 ATMs in eight states, the District of Columbia and Ontario, Canada.

M&T expects to gain approximately $8.3 billion in deposits and $8.1 billion in loans from the merger (before acquisition accounting adjustments), giving M&T the top deposit share and a leading commercial lending position in Delaware.  M&T already has the top commercial lending share in Maryland, is the top SBA lender in the Baltimore, Philadelphia and Washington, DC districts and holds the second-largest deposit share in Maryland.

Wilmington Trust's individual and commercial customers can continue to bank in the same convenient locations and with the same knowledgeable banking professionals they know and trust today-and they will also gain access to M&T's wider network of branches and ATMs and a wider variety of products and services.

M&T will continue Wilmington Trust's rich tradition of involvement in its Delaware communities and maintain its existing level of charitable activities.

Transformative Opportunity in Wealth Advisory Services and Corporate Client Services

The combination of the two companies' complementary advisory businesses-Wilmington Trust's Wealth Advisory Services and Corporate Client Services units and M&T's Investment Group-will both grow and diversify the combined company's revenue stream.

M&T will retain the recognizable and reputable Wilmington Trust brand for all wealth advisory and corporate services businesses, which will be based in Delaware, and will seek to introduce those services to its existing commercial banking customers across the M&T footprint.  Simultaneously, M&T will introduce its branch-based retail investment and insurance related businesses across the Wilmington Trust branch network under the M&T Securities brand.

Transaction Details

Based on M&T's closing stock price of $74.75 on October 29, 2010, the transaction is valued at $3.84 per Wilmington Trust share.  The purchase price represents 1.0x tangible book value as of September 30, 2010.  M&T anticipates that the transaction will be accretive to GAAP and operating earnings per share in 2012, and estimates its internal rate of return on the investment to exceed 20%.

M&T will assume responsibility for Wilmington Trust's $330 million in Series A preferred stock sold to the U.S. Treasury under the U.S. government's Capital Purchase Program (CPP) in December 2008.

The merger has been approved by the boards of directors of each company, and is subject to certain customary conditions, including regulatory approval and approval by Wilmington Trust's common shareholders.  After the transaction is completed, Mr. Foley will be appointed to the boards of directors of M&T and its principal banking subsidiary, M&T Bank.

Wilmington Trust is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory services to high-net-worth clients in 36 countries, and Corporate Client services to institutional clients in 89 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam.

M&T is a bank holding company headquartered in Buffalo, New York.  M&T's banking subsidiaries, M&T Bank and M&T Bank, National Association, operate retail and commercial bank branches in New York, Pennsylvania, Maryland, Virginia, West Virginia, New Jersey, Delaware, the District of Columbia and Ontario, Canada.

Lazard Freres & Co, LLC acted as lead financial adviser to Wilmington Trust and Morgan Stanley rendered a fairness opinion in connection with the transaction, and Skadden, Arps, Slate, Meagher & Flom LLP acted as its legal adviser.  RBC Capital Markets acted as financial adviser to M&T, and Wachtell, Lipton, Rosen & Katz acted as its legal adviser in the transaction.

Conference Call

Wilmington Trust and M&T will hold a joint conference call regarding this announcement today, Monday, November 1, at 10:00 a.m. Eastern Time. The call may be accessed by calling 877-407-8031 (United States and Canada) or 201-689-8031 (outside United States and Canada).  The investor presentation for this transaction can be accessed at http://www.investorcalendar.com/IC/CEPage.asp?ID=159799 or at M&T's website at http://ir.mandtbank.com/events.cfm.

Forward Looking Information

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving M&T's expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time.  Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in our filings with the U.S. Securities and Exchange Commission (the "SEC") and those identified elsewhere in this presentation, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Wilmington Trust shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the M&T and Wilmington Trust businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation;

customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information

In connection with the proposed merger, M&T will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Wilmington Trust Corporation ("Wilmington Trust") and a Prospectus of M&T, as well as other relevant documents concerning the proposed transaction.  INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about M&T and Wilmington Trust at the SEC's Internet site (http://www.sec.gov).  You will also be able to obtain these documents, free of charge, at http://www.mtb.com under the tab "About Us" and then under the heading "Investor Relations" and then under "SEC Filings."  Copies of the Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, One M&T Plaza, Buffalo, New York 14203, (716) 842-5138.

M&T and Wilmington Trust and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Wilmington Trust in connection with the proposed merger.  Information about the directors and executive officers of M&T is set forth in the proxy statement for M&T's 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 5, 2010.  Information about the directors and executive officers of Wilmington Trust is set forth in the proxy statement for Wilmington Trust' 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on February 22, 2010.  Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.